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                                                                   EXHIBIT 10.51

1. BASIC LEASE PROVISIONS:

A. Building Address:             2101 So. Arlington Heights Road
                                 Arlington Heights, Illinois 60005

B. Landlord and Address:         LaSalle Bank National Association, Successor
                                 Trustee to American National Bank and Trust
                                 Company of Chicago As Trustee Under
                                 Trust No. 59948

                                 c/o Liz-Green, Inc.
                                 2101 So. Arlington Heights Road
                                 Arlington Heights, Illinois 60005

C. Tenant and Current Address:   Security Associates International, Inc.
                                 2101 So. Arlington Heights Rd. #100
                                 Arlington Heights, Illinois 60005

D. Date of Lease:                August 12, 2000

E. Length of Lease Term:         Ten (10) years

F. Commencement Date of Term:    January 1, 2001

G. Expiration Date of Term:      December 31, 2010

H. Annual Net Base Rent:         See Exhibit "A"

I. Actual Combined Operating
   & Real Estate Tax Adjustment: See Exhibit "A"

J. Rentable Area of Premises;    18,233 Square Feet

K. Rentable Area of Building:    61,733 Square Feet

L. Tenant's Proportionate Share: 29.54% (Percent)

M. Security Deposit:             None

N. Suite Numbers of Premises:    Suite #150 and Suite #145

O. Broker:                       Liz-Green, Inc.

P. Exhibits:                     Exhibit A  -  Annual Rent Schedule
                                 Exhibit B  -  Cleaning Specifications
                                 Exhibit C  -  Rules & Regulations
                                 Exhibit D  -  Space Plan Of Premises
                                 Exhibit E  -  Scope Of Work Clarifications
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2.   LEASING AGREEMENT. LaSalle Bank National Association, Successor Trustee to
American National Bank and Trust Company of Chicago, As Trustee Under Trust No. 59948 (the "Landlord") and the beneficiaries of a certain Trust Agreement dated December 15, 1983, and known as Trust Number 59948 at LaSalle Bank National Association (the "Beneficiary") leases to Tenant and Tenant leases from Landlord the premises (the "Premises") which are or will be contained in the building (the "Building") located at 2101 South Arlington Heights Road, Arlington Heights, Illinois 60005. The terms of this lease (the "Term") shall commence on the date (the "Commencement Date") which is the earlier to occur of the date stated in Paragraph 1F, or the date Tenant first occupies all or part of the Premises for the conduct of business. The Term shall expire on the date (the "Expiration Date") stated in Paragraph 1G, unless terminated earlier as otherwise provided in this Lease.

3.   SERVICES.

A. Basic Services. Landlord shall furnish the following services, subject to applicable laws and governmental restrictions and to the other provisions of this Lease.

(1) Cooled and heated air in season of all common areas within the Building, daily from 7:30 A.M. to 6:00 P.M. (Saturdays from 8:00 A.M. to 1:00 P.M.), Sundays and holidays excepted. These utility costs are a part of the Building's operating expense as more fully described in 7.A.(1).

(2) Customary maintenance and repair of the exterior portion of the Building (including the roof), the parking area for the Building, the common areas of the Building and, subject to Tenant's obligations under subsections (1), (2) and (3) of Paragraph 3B below, the structural, mechanical, plumbing and electrical systems of the Building.

(3) Cold water for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord, or by Tenant with Landlord's written consent, and hot water for lavatory purposes drawn from regular Building supply at the prevailing temperatures. Tenant shall pay Landlord at rates fixed by Landlord for water furnished for any other purpose.

(4) Customary janitor service in and about the common areas within the Building, Monday through Friday; Saturdays, Sundays and holidays excepted. Attached to this Lease as Exhibit "B" are the current cleaning specifications for the Building, all of which Tenant hereby agrees shall be deemed to be reasonable.

(5) Washing of the windows in the common areas of the Building and washing of the exterior windows in the Premises shall be furnished periodically at such times as Landlord in its discretion shall determine.

(6) Lighting of common areas of the Building's West wing during the Building's normal hours will be as specified in subsection (1) of this Paragraph 3A. Lighting of common areas of the Building's East wing will remain on (24) twenty four hours per day, (7) seven days per week. Parking lot lighting of exterior parking lot at Building's East wing shall have those light standards illuminated as required by time of year from 5:00 p.m. to 9:00 a.m. C.S.T.

(7) Clearance of snow from the parking lot and sidewalks carving the Building at such times as Landlord in its discretion shall determine.

(8) Landscaping of the plants and foliage in the common areas of the Building at such times as Landlord in its discretion shall determine.

(9) Exterior paved parking area with spaces available for Tenant's use on a first-come, first-serve basis and for use by Landlord and its agents and other tenants, guests and invitees, including rubbish removal and cartage in and about the premises Mondays through Saturday both inclusive, Sundays and holidays excluded.

B.   Tenant's Uilities and Certain Services.

(1) Electricity shall not be furnished by Landlord, but shall be furnished by the approved electric utility company serving the Building. Landlord shall permit Tenant to receive such service directly from such utility company at Tenant's cost and shall permit Landlord's wire and conduits, to the extent available, suitable and safely capable, to be used for such purposes. The Premises shall contain two (2) electrical meters installed at Landlord's expense, one for heating and air conditioning and the other for lighting and outlets. Tenant shall make all necessary arrangements with the utility company for paying for electric current furnished by the utility company to the Premises and Tenant shall pay for all charges for all electric current consumed in the Premises, including without limitation, performance of janitor service, the making of any alterations or repairs in the Premises, the operation of all heating, ventilating and air conditioning systems and the operation of all other systems which may be required by telephone or data processing equipment, and for other special equipment or machinery installed by Tenant.

(2) Tenant agrees to purchase from Landlord, all lamps, bulbs, ballast's and starters used in the Premises after the initial installation of same.

(3) Heating and air conditioning equipment currently installed servicing the Premises shall be repaired and maintained at Landlord's sole cost, this also includes replacement of filters within the heating and air conditioning equipment. Tenant shall maintain a temperature in the Premises at all times during the term of not less than 55 degree(s) Fahrenheit. In the event any heating or air conditioning equipment servicing the Premises requires replacement as a result of Tenant's failure to permit Landlord to perform its

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obligations under this subsection (3) of Paragraph 3B or to notify Landlord of any malfunction or other problem of such equipment, then Tenant also shall bear the cost of the replacement of such equipment.

(4) Heating and air conditioning equipment to be installed by Tenant which will serve the to be constructed UPS room and Call Center rooms will be repaired and maintained at the sole cost of the Tenant.

(5) Any emergency back up generators and UPS systems shall repaired and maintained at the sole cost of the Tenant.

(6) Tenant shall make arrangements directly with the Telephone company servicing the Building for such telephone service in the Premises as is, desired by Tenant and the cost of all such telephone service (including the cost of installing all wires and cables) shall be paid for by Tenant.

(7) If Tenant desires telegraphic, burglar alarm, computer installations or signal service, Landlord shall upon request of Tenant direct where and how all connections for such service shall be introduced and run. In the absence of such directions, Tenant shall make no borings, cutting or installation of wires or cables in or about the Premises. The cost of all such installations and service shall be paid for by Tenant.

C. Additional Services. Landlord shall in no event be obligated to furnish any services or utilities, other than those stated in Paragraph 3A. If Landlord elects to furnish services or utilities requested by Tenant in addition to those stated in Paragraph 3A (including utility services in the common areas of the Building at times other than those stated in Paragraph 3A), Tenant shall pay to Landlord Landlord's then prevailing charges for such services and utilities within thirty (30) days after receipt of Landlord's statements. If Tenant shall fail to make any such payment, Landlord may, without notice to Tenant and in addition to all other remedies available to Landlord, discontinue any or all of the additional services. No discontinuance of any service under this Paragraph 3C shall result in any liability of Landlord to Tenant or be considered as an eviction or a disturbance of Tenant's use of the Premises.

D.     Failures or delays in furnishing services.

(1) Tenant agrees that Landlord shall not be liable for damages for any failure, delay or interruption in the furnishing of any of the services described in Paragraphs 3B or 3C above, if such failure delay or interruption shall be remedied with 96 hours and that during such periods, the interior temperature of the Premises shall not exceed 90 degrees F nor fall below 55 degrees F.

(2) Tenant agrees that Landlord shall not be liable for damages for any failure to furnish or delay in furnishing any service stated in Paragraph 3A if such failure or delay is caused, in whole or in part, by any one or more of the events stated in Paragraph (24 L)

(3) No failure or delay in furnishing any service stated in Paragraph 3A, 3B or 3C caused in whole or in part by any one or more of the events stated in Paragraph (24 I), shall not be considered to be an eviction or disturbance of Tenant's use of the Premises, or relieve Tenant from its obligation to pay all Rent when due or from any other obligations of Tenant under this Lease provided such failure shall not result in a health or safety hazard, exceed 96 hours in duration or result in temperatures exceeding 90 degrees F nor falling below 55 degrees F.

4.    POSSESSION, USE AND ENJOYMENT

A. Possession and Use of Premises. Tenant shall be entitled to possession of the Premises on January 01, 2001. Tenant shall occupy and use the Premises for general office purposes only, with the exception of approximately (2,000) two thousand square feet in the Eastern portion of the Leased Premises which shall be used as a call center that will be operated on a (24) twenty four hour (7) seven day per week basis. Tenant shall not occupy or use the Premises or permit the use or occupancy of the Premises for any purpose or in any manner which:

(1)    may be dangerous to persons or property;

(2) may invalidate or increase the amount of premiums for any policy of insurance affecting the Building, and if any additional amounts of insurance premiums are so incurred, Tenant shall pay to Landlord the additional amounts on demand; or

(3) may create a nuisance, disturb any other tenant of the Building or the occupants of neighboring property or injure the reputation of the Building.

B. Quiet Enjoyment. Provided that Tenant is not in breach or default under this Lease, Tenant shall be entitled to peaceful and quiet enjoyment of the Premises, subject to the terms of this Lease.

5. CONDITION OF PREMISES. Tenant shall notify Landlord in writing within thirty (30) days after Tenant takes possession of the Premises of any defects in the Premises claimed by Tenant. Except for defects stated in such notice and latent defects of which Tenant becomes aware and notifies Landlord after the Commencement Date, Tenant shall be conclusively presumed to have accepted the Premises in the condition existing on the date Tenant first takes possession and to have waived all claims relating to the condition of the Premises. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building, and no representation regarding the condition of the Premises or the Building has been made by or on behalf of Landlord to Tenant, except as stated in this Lease. In addition to and without limitation of Tenant's obligations under subsection (3) of Paragraph 3B above. Tenant, at

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its expense, shall keep the Premises in good repair and operating condition and shall promptly repair all damage to the Premises caused by Tenant, or any of its employees, agents or invitees.

6. NET BASE RENT. Tenant shall pay to Landlord Net Base Rent during the Term at the annual rate(s) stated in Paragraph 1H. Net Base Rent shall be payable in equal monthly installments in advance on the first day of each calendar month during the Term, except that the installment of Net Base Rent due for the first month of the Term in which Net Base Rent is payable shall be paid by Tenant to Landlord when Tenant signs this Lease.

7.   RENT ADJUSTMENT.

A.   Definitions. As used in this Lease:

(1) "Expenses" shall mean and include all expenses, costs, fees and disbursements paid or incurred by or on behalf of Landlord for owning, managing, operating, maintaining and repairing the Building, the land upon which the Building is situated (the "Land") and the personal property and equipment used in connection with the Building or the Land. Expenses shall include the cost of any capital improvements to the Building made after the date of this Lease which are intended to reduce Expenses or which are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed, which cost shall be amortized over such reasonable period as Landlord shall determine, together with interest on the un-amortized cost of any such improvement (at the prevailing loan rate available to Landlord on the date the cost of such improvement was incurred). Expenses shall not include "Taxes" (as defined in Paragraph 7.A. (2), costs of alterations of the premises of tenants of the Building, interest and principal payments on mortgages, ground rental payments and real estate brokerage and leasing commissions and activities for the sole purpose of marketing or leasing.

(2) "Taxes" shall mean any and all charges that are evidenced by the semi-annual real estate tax bills issued by the Cook County Collectors Office or any other agency empowered to render a real estate tax bill for the Building.

(3) "Tenant's Proportionate Share" shall mean the percentage stated in Paragraph 1I. Tenant's Proportionate Share is determined by dividing the rentable area of the Premises (which the parties mutually agree contains the area stated in Paragraph 1J) by the rentable area of the Building (which the parties mutually agree contains the area stated in Paragraph 1K).

B. Rent Adjustment. In addition to Base Rent, Tenant shall pay to Landlord for each calendar year occurring entirely or partially within the Term (herein sometimes called "Rent Adjustment"), Tenant's Proportionate Share of the sum of all Expenses plus all Taxes for such calendar year as listed on Page 1. Item I of the Basic Lease Provisions.

C. Payments of Rent Adjustment. Tenant shall make payments ("Progress Payments") on account of the Combined Expense and Tax Adjustment for each calendar year occurring entirely or partially within the Term as follows. Landlord may furnish to Tenant prior to such calendar year and from time to time during such calendar year a written notice (a "Projection Notice") setting forth (i) Landlord's reasonable estimates, forecasts or projections of Taxes and Expenses for such calendar year, (ii) the Combined Expense and Tax Adjustment for such calendar year based upon such projections, and (iii) the monthly Progress Payments to be made by Tenant for such year based upon such projected Combined Expense and Tax Adjustment. Until Landlord furnishes a Projection Notice for such calendar year, Tenant shall pay to Landlord Progress Payments (at the time of and together with each monthly installment of Base
Rent) equal to the greater of the latest monthly installment of Progress Payments or one-twelfth (1/12th) of the sum of the latest actual Combined Expense and Tax Adjustment as determined by Landlord. On or before the first day of the month immediately following service of a Projection Notice, and on or before the first day of each following month until Tenant receives a further Projection Notice, Tenant shall pay to Landlord the monthly installment of Progress Payments shown in the Projection Notice. Within thirty (30) days following service of a Projection Notice, Tenant shall also pay to Landlord a lump sum payment equal to the Progress Payments owing by Tenant to Landlord (as shown in the Projection Notice) for the period commencing on the first day of such calendar year and expiring on the last day of the month during which such Projection Notice is served, less all Progress Payments previously paid by Tenant to Landlord for such calendar year.

D. Readjustments. After the end of each calendar year and after Landlord shall have determined the actual amounts of Taxes and the actual amount of Expenses to be used in determining the Combined Expense and Tax Adjustment for such calendar year, Landlord shall furnish Tenant a statement ("Landlord's Statement") of Taxes and Expenses and the Combined Expense and Tax Adjustment for such calendar year. If the sum of the Combined Expense and Tax owned for such calendar year exceeds the Progress Payments paid by Tenant to Landlord for such calendar year, then Tenant shall pay to Landlord within thirty (30) days after the date of Landlord's Statement, an amount equal to such excess. If the Progress Payments paid by Tenant to Landlord for such calendar year exceed the sum of the Combined Expense and Tax Adjustment owed for such calendar year, then Landlord shall credit such excess to Rent payable after the date of Landlord's Statement until such excess is exhausted. If this Lease shall expire or terminate prior to full application of such excess, Landlord shall pay to Tenant the unapplied balance that is not reasonably required for payment of Rent Adjustment for the calendar year in which the Lease expires or terminates. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or pay to Tenant by reason of this Paragraph 7D. Unless Tenant shall take written exception to any item shown in any Landlord's Statement within thirty (30) days after the date of such Landlord's Statement, Landlord's Statement shall be considered as final and conclusively binding upon Tenant.

E. Survival. The obligations of Tenant to pay Rent Adjustment provided for in this Paragraph 7 shall survive the expiration or termination of this Lease. Tenant shall pay any Rent Adjustment owing to Landlord within fifteen (15) days after the date of Landlord's Statement for the calendar year in which this Lease expires or terminates.

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F.   No Decrease in Base Rent. In no event shall the determination of any Rent
Adjustment owing under this Paragraph 7 result in a decrease in the Net Base Rent stated in Paragraph 1H.

G. Books and Records. Landlord shall maintain books and records of Expenses and Taxes in accordance with sound accounting and managing practices. Provided that all Rent (including Rent Adjustment) has been paid in full and Tenant is not otherwise in breach or default under this Lease, the books and records shall be available to Tenant for inspection during Landlord's normal business hours upon prior reasonable notice at a location designated by Landlord.

H. Payment of Rent. All charges, costs and sums required to be paid by Tenant under this Lease in addition to Net Base Rent and Rent Adjustment shall be considered additional rent, and Base Rent, Rent Adjustment and additional rent shall be collectively called "Rent". Rent shall be payable without demand, notice, offset or deduction, except as otherwise specifically stated in this Lease. All Rent due under this Lease shall be paid by checks payable to the order of Arlington Associates, and delivered to Liz-Green, Inc., the managing agent ("Manager"), which checks shall be mailed or delivered to Manager at the Office of Manager, 2101 So. Arlington Heights Road, Arlington Heights, Illinois 60005 or in such other manner or at such other place as Landlord or Beneficiary may from time to time designate to Tenant. Net Base Rent and Rent Adjustment will be prorated for partial months or years within the Term. Tenant's covenant to pay Rent shall be independent of each and every other covenant and provision of this Lease.

8.   SECURITY DEPOSIT. None.

9.   ALTERATIONS.

A. Approvals. Without Landlord's prior written consent (which consent shall not be unreasonably withheld), Tenant shall not make or cause to be made any alterations, improvements, additions, changes or repairs (an "alteration", collectively) in or to the Premises or the Building. As a condition to granting its consent to any alteration, Landlord may impose reasonable requirements, including, without limitation, requirements as to the manner and time for the performance of such alteration and the type and amount of insurance and bonds. Tenant must acquire and maintain during the course of performance of such alteration. In addition, Landlord shall have the right to: approve the contractors or mechanics performing the alteration; approve all plans and specification for the alteration; review the work of Tenant's architects, engineers, contractors or mechanics; such approval shall not be unreasonably withheld. The Landlord may order reasonable changes in such alteration in instances in which materials or workmanship is defective or not in accordance with plans or specifications previously approved by Landlord. Tenant shall pay the entire cost of an alteration, and if requested by Landlord, shall deposit with Landlord prior to commencement of such alteration, funds or other security reasonably acceptable to Landlord covering the full cost of such alteration. Each alteration shall become the property of Landlord when made and shall be surrendered with the Premises upon the expiration or termination of this Lease; provided, however, that Landlord may, by written notice to Tenant, require Tenant, at its expense, to remove any or all alterations, including but not limited to the UPS system, exterior diesel generator, exterior antennas and all associated electrical panels and feeders and repair any damage to the Premises or Building caused by such removal, prior to the expiration or termination of this Lease.

B. Compliance with Laws. Each alteration shall be performed in a good and workmanlike manner using new grades of materials; in full compliance with all applicable laws, ordinances and governmental regulations, rules and requirements; and in full compliance with all insurance rules, orders, directions, regulations and requirements.

C. No Liens. Before any alteration is commenced, Tenant shall give Landlord at least fifteen (15) days' prior written notice of same. Tenant, at its expense, shall procure and deliver to Landlord a completion and lien indemnity bond satisfactory to Landlord for such alteration, and during the course of performance of such alteration Tenant shall, upon Landlord's request, furnish Landlord with sworn contractor's statements and lien waivers covering all work previously performed. Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any lien to be filed against the Building or the Land, or any part thereof arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filled, Tenant shall within ten (10) days after written request to Tenant, either (i) have such lien or claim for lien released of record, (ii) deliver to Landlord a bond in form, content, amount, and issued by surety, satisfactory to Landlord indemnifying Landlord and others designated by Landlord against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof, or (iii) at Tenant's sole expense, obtain and deliver to Landlord, a commitment from Chicago Title Insurance Company, or other title insurance company acceptable to Landlord, committing to insure title to the Building and the Landlord over such lien, in favor of Landlord or any proposed purchaser or mortgagee of said Land or the Building. If Tenant fails to have such lien, or claim for lien so released, or to deliver such bond or title insurance commitment to Landlord; Landlord, without investigating the validity of such lien, may pay or discharge the same and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorney's fees. Tenant agrees to indemnify, hold harmless and defend Landlord, the Beneficiary, the Manager and their respective officers, partners and employees from any liability, loss, cost, damage or expense (including attorneys' fees), arising out of any such lien claim or out of any other claim relating to work done or materials supplied to the Premises at Tenant's request or on Tenant's behalf, except if work is furnished and installed by Landlord.

10.  ASSIGNMENT AND SUBLETTING.

A. Consent. Tenant shall not without the prior written consent of Landlord which consent shall not be unreasonably withheld in each instance.

(1) assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the interest of Tenant in this Lease, in whole or in part, by operation of law or otherwise:

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(2)    sublet all or any part of the Premises; or

(3) permit the use or occupancy of all or any part of the Premises for any purpose not permitted under Paragraph 4, or by anyone other than Tenant and Tenant's employees.

For purposes of this Paragraph 10A an "assignment" shall be considered to include a change in the majority ownership or control of Tenant if Tenant is a corporation whose stock is not traded publicly.

B. Recapture of Space. If Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give Landlord written notice ("Tenant's Notice") of such desire prior to entering into such assignment or sublease, which Tenant's Notice shall be signed by an officer or partner of Tenant. If Tenant's Notice is for a proposed assignment, it shall state the name, address and business of the assignee (and include current credit information and reports on such assignee); the effective date of assignment; and the amount of all sums and other consideration to be paid or transferred to Tenant for such assignment. If Tenant's Notice is for a proposed sublease, it shall state the name, address and business of the subtenant (and include current credit information and reports on such subtenant); the commencement date of the term of the sublease; the length of the term of the sublease (including any renewal options); the rent to be payable under the sublease; and shall include a floor plan showing the part of the Premises to be sublet (including separate identification of any part of the Premises for which the subtenant will be granted expansion options or rights). Landlord shall then have the right (the "recapture right") to (i) terminate this Lease in its entirety effective as of the proposed effective date of assignment or the proposed commencement date of the term of the sublease (as specified in Tenant's Notice), if Tenant's Notice is for a proposed assignment or for a proposed sublease of all of the Premises; or (ii) partially terminate this Lease effective as of the proposed commencement date of the term of the sublease (as specified in Tenant's Notice); with respect to that part of the Premises to be sublet, if Tenant's Notice is for a proposed sublease of less than all of the Premises. Landlord may exercise the recapture right by giving Tenant written notice ("Landlord's Notice") of such exercise within fifteen (15) business days after receipt by Landlord of Tenant's Notice. If Landlord exercises the recapture right and this Lease is terminated in its entirety, then neither Landlord nor Tenant shall have any further rights, estates or liabilities under this Lease accruing after the effective date of termination, except for such obligations which expressly survive the termination of this Lease. If Landlord exercises the recapture right and this Lease is partially terminated with respect to a part of the Premises (the "excluded space"), then, effective as of the date this Lease is so partially terminated
(i) the Net Base Rent stated in Paragraph 1H shall be decreased to the product obtained by multiplying such amount by a fraction, the numerator of which is the rentable area of the Premises immediately after such partial termination of this Lease (as determined by Landlord) and the denominator of which is the rentable area of the Premises immediately prior to such partial termination of this Lease, (ii) the rentable area of the Premises stated in Paragraph 1L shall be reduced by the rentable area of the excluded space, (iii) Tenant's Proportionate Share stated in Paragraph 1L shall be reduced to the percentage obtained by dividing the new rentable area of the Premises by the rentable area of the Building, (iv) Tenant shall pay the reasonable costs-incurred in physically separating the excluded space from the balance of the Premises and shall surrender the excluded space to Landlord on or before the effective date of partial termination in a good, clean and tenantable condition, ordinary wear excepted; and (v) neither Landlord nor Tenant shall have any further rights, estates or liabilities under this Lease with respect to the excluded space accruing after the effective date of partial termination of this Lease, except for such obligations which expressly survive the termination of this Lease.

C. Conditions for Consent. If Landlord does not exercise any recapture right arising in favor of Landlord under Paragraph 10B. Tenant may then enter into the assignment or sublease, as the case may be, specified in the Tenant's Notice giving rise to such recapture right, in accordance, and only in accordance, with the following provisions. If Tenant enters into such assignment or sublease it shall submit an executed copy of the sublease or assignment to Landlord for consent not less than thirty (30) days prior to the proposed effective date of assignment or the proposed commencement date of the term of the sublease, as the case may be. In the case of a sublease, the instrument shall expressly state that it is and shall remain at all times subject and subordinate to this Lease and all of the terms, covenants and agreements contained in this Lease. No such assignment or sublease instrument shall expressly or by implication impose upon Landlord any duties or obligations or alter the provisions of this Lease. Landlord agrees to give Tenant written notice within fifteen (15) days after receipt by Landlord of Tenant's proposed assignment or proposed sublease of Landlord's consent to or rejection of same. Landlord agrees that its consent to any such proposed assignment or proposed sublease shall not be unreasonably withheld; provided, however, that in addition to other circumstances under which Landlord's consent may be withheld, Tenant agrees that the withholding by Landlord of its consent to such proposed assignment or proposed sublease will not be deemed "unreasonable" if;

(1) the assignee or subtenant is non-creditworthy or disreputable, or is not of a character, or otherwise is not in keeping with, the nature or class of tenants in the Building,

(2) the assignee or subtenant is a government (or subdivision or agency thereof) or is then a tenant in the Building,

(3) the use of the Premises by the assignee or subtenant would, in Landlord's reasonable judgment, significantly increase the pedestrian traffic in and out of the Building or the vehicular traffic in and about, or the use of, the exterior paved parking area, or would require Landlord to perform any alterations to the Building to comply with applicable building code requirements,

(4) there is then in existence any sublease of all or any part of the Premises, or

(5)    Tenant is then in breach or default under this Lease.

Tenant may not submit to Landlord for consent any assignment or sublease on terms or conditions or with parties different from those stated in the Tenant's Notice for such assignment or sublease, nor may Tenant submit to Landlord for consent any assignment or sublease later than the date which is sixty (60) days after the expiration of

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the period for exercise by Landlord of the recapture right arising by reason of such assignment or sublease, without the right to exercise its recapture right. Notwithstanding anything to and contrary contained in this Lease, Tenant's sole right and remedy in any dispute as to whether Landlord's consent to a proposed sublease or proposed assignment has been unreasonably withheld shall be action for declaratory judgment or specific performance and Tenant shall not be entitled to any damages if Landlord is adjudged to have unreasonably withheld such consent.

D. Profit. If Tenant, having first obtained Landlord's consent in accordance with Paragraph 10C, shall assign this Lease for money or other property, or sublet all or any part of the Premises at a rental or for other consideration in excess of the Net Base Rent plus Rent Adjustment (or prorate portion thereof) due and payable by Tenant under this Lease, then Tenant shall pay to Landlord, as additional rent (i) on the first day of each month during the term of any such sublease, the excess of all rent and other considerations due from the subtenant for such month over the sum of (ii) the Net Base Rent plus Rent Adjustment then payable to Landlord under this Lease for said month (or if only a portion of the Premises is being sublet, the portion of the Net Base plus Rent Adjustment then payable to Landlord under this Lease for said month which is allocable on a square footage basis to the space sublet), plus (iii) an amount equal to the quotient of the reasonable leasehold improvement costs and customary real estate brokerage commissions to licensed Illinois real estate brokers (other than to Tenant or any affiliate of Tenant) incurred by Tenant in connection with such sublease (as shall be supported by appropriate written documentation submitted by Tenant to Landlord), divided by the number of months in the term of such sublease, and (iv) immediately upon receipt, all sums or other consideration received by Tenant from any such assignment; it being agreed, however, that Tenant shall be responsible to Landlord for any deficiency if Tenant shall assign this Lease or sublet all or any part of the Premises at a rental or for consideration which is less than that required under this Lease.

E. No Waiver. Consent by Landlord to any subletting, transfer, lien, charge, use or occupancy, shall not operate as a waiver by Landlord of, or to release or discharge Tenant from, any liability under this Lease, whether past, present or future (including liability arising during any renewal term of this Lease or with respect to any expansion space included in the Premises), or be considered to be a consent to or relieve Tenant from obtaining Landlord's consent to any subsequent assignment, subletting, transfer, lien, charge, use or occupancy. Tenant shall pay Landlord's reasonable costs, charges and expenses, including attorney's fees and fees of architects, engineers and other professionals, incurred in connection with its review of any proposed assignment or proposed sublease, whether or not Landlord approves such transfer of interest, which in no event shall be more than five hundred dollars ($500.00) for each proposed sublease or assignment.

11.   WAIVER AND INDEMNITY

A. Waiver. To the extent permitted by Illinois law, Tenant waives all claims against Landlord, the Beneficiary, the property manager and their respective officers, partners, agents and employees, for injury or damage to person or property sustained by Tenant resulting directly or indirectly from the gross negligence or willful misconduct of Tenant, their respective officers, partners, agents and employees due to fire or other casualty, cause or any existing or future condition, defect, matter or thing in or about the Premises or the Building, or from any equipment or appurtenance in the Building, or from any accident in or about the Building, or from any act or neglect of any tenant or other occupant of the Building or of any other person. This Paragraph 11A shall apply especially, but not exclusively, to damage caused by water, snow, frost, steam, excessive heat or cold, sewerage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, broken glass, sprinkling or air conditioning devices or equipment, or flooding, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the acts specifically enumerated above, or from any other thing or circumstance, whether of a like nature or of a wholly different nature.

B. Indemnity. Tenant agrees to indemnify and hold harmless Landlord, and Beneficiary, the Manager and their respective officers, partners, agents, and employees, from and against any and all claims, demands, actions, injuries to all persons and damage to or theft or misappropriation or loss of property occurring in or about the Premises and arising from Tenant's occupancy of the Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed under this Lease or due to any other act or omission of Tenant, its agents or employees. If any such proceeding is filed against Landlord or any such indemnified party, Tenant agrees to defend such proceeding at its sole cost by legal counsel reasonable satisfactory to Landlord, if requested by Landlord.

12.   LANDLORD'S REMEDIES

A. Events of Default. Each of the following shall constitute an "event of default" by Tenant under this Lease:

(1) Tenant fails to pay any installment of Rent within five (5) days after such installment of Rent is due (which five (5) day period shall run concurrently with and not be in addition to the statutory Landlord's five (5) day notice required under Illinois law in dispossession proceedings); provided, however, that if in any consecutive twelve (12) month period Tenant shall, on three (3) separate occasions, fail to pay any installment of Rent on the date such installment of Rent is due, then on the fourth (4th) such occasion and on each occasion thereafter on which Tenant shall fail to pay an installment of Rent on the date such installment of Rent is due, each such failure shall constitute an event of default and Tenant shall then no longer have any five
(5) day period in which to cure any such failure.

(2) Tenant fails to observe or perform any of the other covenants or provisions of this Lease to be observed or performed by Tenant and, for each such failure which has not previously occurred within the then preceding six
(6) month period, Tenant fails to cure such failure within fifteen (15) days after written notice to Tenant; provided, that if such failure is not susceptible to being cured within such fifteen (15) day period but Tenant promptly commences such cure, said fifteen (15) day period shall be extended as long as Tenant is actively, diligently and continuously attempting to effectuate such cure (and furnishing Landlord

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


with weekly written status reports on such efforts) but in no event shall said fifteen (15) day period be extended by more than thirty (30) days;

(3) Tenant fails to maintain a temperature in the Premises of not less than fifty-five degrees (55 degrees) Fahrenheit as provided in subsection (3) of Paragraph 3B Above.

(4)  Tenant abandons the Premises.

B. Landlord's Remedies. Upon the occurrence of an event of default by Tenant under this Lease, Landlord, at its option, without further notice or demand to Tenant, may, in addition to all other rights and remedies provided in this Lease, or available to Landlord at law or in equity:

(1) Terminate this Lease and Tenant's right to possession of the Premises and recover all damages to which Landlord is entitled under law, and in such event, Landlord shall, to the extent required by law, take reasonable measures to mitigate damages recoverable against Tenant. Landlord's damages shall specifically include, without limitation (a) all Landlord's expenses and re-letting including repairs, alterations, improvements, additions, legal fees and brokerage commissions), plus (b) the amount of all Rent owing under this Lease for the balance of the Term discounted at the rate of six percent (6%) per year, which amount shall be automatically considered accelerated and immediately due and payable in full by Tenant to Landlord upon Landlord's election to terminate this Lease.

(2) Terminate Tenant's right to possession of the Premises without terminating this Lease, in which event Landlord shall, if and to the extent required by law, take reasonable measures to mitigate the damages recoverable against Tenant by attempting to relet the Premises or any part thereof for the account of Tenant, for such rent and term and upon such terms and conditions as are acceptable to Landlord; provided, however, that Landlord shall not be obligated to market or relet the Premises on a priority basis over unleased or unoccupied space in the Building or to relet the Premises to any person or entity that falls within the categories specified in 10C (1), (2) or (3) of this Lease. For purposes of such re-letting, Landlord is authorized to decorate, repair, alter and improve the Premises to the extent reasonably necessary. If Landlord does not relet the Premises, then Tenant shall pay Landlord monthly on the first day of each month during the period that Tenant's right of possession is terminated, a sum equal to the amount of Rent due under this Lease for such month (less any amount which Landlord could have realized if Landlord relet the Premises to a reputable, credit worthy substitute tenant procured by Tenant and presented to Landlord in writing, which substitute tenant was ready, willing and able to lease the entire Premises from Landlord under a lease in form identical to the form of the Lease). If the Premises are relet and a sufficient sum is not realized from such re-letting after payment of all Landlord's expenses of re-letting (including repairs, alterations, improvements, additions, decorations, legal fees, advertising and other marketing expenses and brokerage commissions) to satisfy the payment of Rent due under this Lease for any month, Tenant shall pay Landlord any such deficiency monthly upon demand. Tenant agrees that Landlord may file suit to recover any sums due to Landlord under this section from time to time and that such suit or recovery of any amount due Landlord shall not be any defense to any subsequent action brought for any amount not previously reduced to judgement in favor of Landlord. If Landlord elects to terminate Tenant's right to possession only without terminating this Lease, Landlord may, at its option, enter into the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof; provided, however, that such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from Tenant's obligation to pay the Rent reserved hereunder for the full Term or from any or other obligation of Tenant under this Lease.

C. Bankruptcy. In the event a petition is filed by or against Tenant seeking a plan of reorganization or arrangement under the Federal Bankruptcy Code, Landlord and Tenant agree, to the extent permitted by law, that the trustee in bankruptcy shall determine within sixty (60) days after commencement of the case, whether to assume or reject this Lease.

D. Attorney's Fees. Tenant shall pay upon issuance of a final unappealable judgment against Tenant all costs and expenses, including attorneys' fees paid or incurred by Landlord in connection with any action or proceeding by Landlord to terminate this Lease or to terminate Tenant's right to possession of the Premises.

13. SURRENDER OF PREMISES. Upon the expiration or termination of this Lease or termination of Tenant's right to possession of the Premises, Tenant shall surrender and vacate the Premises immediately and deliver possession of the Premises to Landlord in a clean, good and tenantable condition, ordinary wear excepted; provided, however, that all alterations and improvements installed in the Premises shall be promptly removed by Tenant (at Tenant's cost and expense) at the termination or expiration of the Term if so requested by Landlord. Upon any termination which occurs other than by reason of Tenant's default, Tenant shall be entitled to remove from the Premises all moveable trade fixtures and personal property of Tenant without credit or compensation from Landlord, provided, Tenant shall immediately repair all damage to the Premises or the Building resulting from such removal and shall restore the Premises to a tenantable condition. In the event possession of the Premises is not immediately delivered to Landlord or if Tenant shall fail to remove any moveable trade fixtures or personal property which Tenant is entitled to remove, Landlord may remove same without any liability to Tenant. Any moveable trade fixtures and personal property which may be removed from the Premises by Tenant but which are not so removed shall be conclusively presumed to have been abandoned by Tenant and title to such property shall pass to Landlord without any payment or credit, and Landlord may, at its option and at Tenant's expense, store and/or dispose of such property.

14.  HOLDING OVER.

A. Tenant shall pay Landlord double the Net Base Rent plus double the Rent Adjustment then applicable for each month (or any part of a month) if Tenant obtains Landlord's written permission to retain possession month to



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
month of all or any part of the Premises after the expiration or termination of the Term of this Lease. The provisions of this Paragraph 14 shall not constitute a waiver by Landlord of any re-entry or eviction rights of Landlord available under this Lease or by law.

B. Without limiting anything set forth in Paragraph 14A above, Tenant shall indemnify, defend and forever hold harmless Landlord, the Beneficiary, the Manager and their respective officers, partners and employees from and against any and all claims, liabilities, actions, losses, damages and expenses (including court costs and attorneys' fees) asserted against or sustained by any such party and arising from or by reason of such retention of possession.

C. Reserved Parking. Notwithstanding the provision of section 3A(9) of this Lease, the Landlord shall make available during the term of this lease a total of ten (10) reserved parking spaces for the exclusive use of Security Associates International, Inc.

15.  OPTION TO RENEW.

     A. So long as an event of default is not then existing the term of this Lease may be extended, at the option of Tenant, for one additional period of five (5) years with six (6) months or more prior written notice to Landlord with such period being herein sometimes referred to as the Extended Term as follows:

     B. The Extended Term shall be on the same terms, covenants and conditions of this Lease and any reference herein to the "Terms" shall be deemed to include any Extended Term applied hereto, except for the amount of Net Base Rent during the Extended Term. The Net Base Rent during the first year of the Extended Term shall be the same as the fifth year of the initial Lease term. The Net Base Rent for each succeeding year of the Extended Term shall be equal to one hundred five percent (105%) of the annual Net Base Rent for the immediately preceding year. Any termination of this Lease during the Initial Term of this Lease or an Extended Term shall terminate all rights hereunder.

16. RULES AND REGULATIONS. Tenant shall abide by all reasonable rules and regulations adopted by Landlord from time to time for the operation and management of the Building. If any rules and regulations are contrary to the provisions of this Lease, the provisions of this Lease shall govern. Attached to this Lease as Exhibit "C" are the current rules and regulations for the Building, all of which Tenant hereby agrees shall be deemed to be reasonable. Landlord shall not be responsible for the violation of any rules or regulations of the Building by other tenants of the Building.

17. FIRE AND OTHER CASUALTY. If all or a substantial part of the Premises are rendered untenantable by reason of fire or other casualty, or if the Building is damaged by fire or other casualty in such a manner as materially adversely affects access to or use of the Premises, Landlord shall with reasonable diligence take such action as is necessary to repair and restore the Premises and the Building. In the event Landlord fails for any reason to complete said restoration within ninety (90) days then either party shall have the right to terminate this Lease by giving to the other party written notice of such election within ten (10) days after receipt of the architect's certificate. If said fire or other casualty results in the total destruction of the Building, this Lease shall automatically terminate as of the date of said fire or other casualty. Net Base Rent and Rent Adjustment shall abate for that part of the Premises which are untenantable on a per diem and proportionate area basis from the date of the fire or other casualty until Landlord has substantially completed the repair and restoration work; provided, that Tenant does not occupy or use such part of the Premises which are untenantable during such period.

18. TENANT'S INSURANCE. Tenant, at its expense, shall maintain in force at all times during the Term and comprehensive general public liability insurance, which shall include coverage for personal liability, contractual liability, tenant's legal liability, bodily injury, death and property damage, all on an occurrence basis with respect to the business carried on in or from the Premises and Tenant's use and occupancy of the Premises, with coverage for any one occurrence or claim of not less than two million dollars ($2,000,000), which insurance shall include Landlord and Beneficiary as named insured and shall protect Landlord and Beneficiary in respect of claims by Tenant as if Landlord and Beneficiary were separately insured. Such insurance shall be on terms and with insurers reasonably acceptable to Landlord. Any casualty insurance carried by Tenant and covering the Premises or Tenant's fixtures, property or equipment located in the Premises shall contain a waiver by the insurer of any rights of subrogation or indemnity or any other claim to which the insurer might otherwise be entitled against Landlord, the Beneficiary, the Manager and their respective partners, agents or employees. Tenant shall furnish to Landlord prior to the Commencement Date, certificates or other evidences acceptable to Landlord as to the insurance from time to time maintained by Tenant and, no later than thirty (30) days prior to the date such insurance otherwise would expire, Tenant shall furnish Landlord with certificates confirming the renewal or continuation of such insurance for themselves and all others claiming under them, including the insurer, waive all rights including rights of subrogation against the other for loss, damage or liability resulting from a risk which is insured against by either party, to the extent of any recovery collectible under such insurance; provided, however, that this waiver shall apply only when permitted by the applicable policy of insurance.

19. Waiver of Recovers and Subrogation. Notwithstanding any other provision of this Lease to the contrary, Lessor and Lessee agree that in the event that the building of which the Premises are a part or any part or parts thereof or the fixtures, merchandise, and content therein are damaged or destroyed by fire or other casualty, each of the parties hereto, for itself and any person or entity claiming through or under such party by way of subrogation or otherwise, hereby waives all rights of recovery from the other party hereto for any loss or damage whether caused by such other parties negligence or otherwise. Lessor shall cause each insurance policy carried by lessor insuring the building of which the Premises are a part or any part or parts thereof against loss by fire or any other casualties covered or embraced by all risk or special form property casualty insurance to be written in such a manner so as to provide that the insurer waives all right of recovery by way of subrogation against Lessee in connection with any loss or damage covered by the policy or policies and that such waiver shall not invalidate such insurance policy or policies. Lessee will cause each Insurance policy carried by Lessee insuring Lessee's property in the Premises to be written in such a manner so as to provide that the insurer waives all right of recovery by way of subrogation against Lessor in connection with any loss or damage covered by the policy and that such waiver shall not invalidate such insurance policy or policies.

20. LANDLORD'S RIGHTS. Landlord shall have the following rights exercisable without notice (except as expressly provided to the contrary) and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent (1) To change the name or street address of the Building upon prior written notice to Tenant; (2) To install, affix and maintain all signs on the exterior and/or interior of the Building; (3) To designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) To display the Premises to holders of mortgages or trust deeds encumbering the Building or potential purchasers of the Building at any reasonable hour, and to prospective tenants at reasonable hours during the last twelve (12) months of the Term; (5) a notice of not less than forty eight (48) hours shall be provided prior to changing the arrangement of entrances, doors, corridors, and stairs in or outside of the Building; (6) To grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purposes permitted under this Lease; (7) To prohibit the placing of vending or dispensing machines of any kind in or about the Premises other than for use by Tenant's employees; (8) To have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises according to the rules of the United States Post Office and to discontinue any mail chute service in the Building; (9) To close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times under such regulations as Landlord prescribes for security purposes; (10) To take any and all reasonable measure, including inspections and repairs to the Premises or to the Building, as may be necessary or desirable in the operation or protection of the Building; (11) To retain at all times master keys or pass keys to the Premises; (12) To install, operate and maintain security systems which monitor, by closed circuit television or otherwise, all persons entering and leaving the Building; (13) To install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts or other tenants of the Building; (14) To make alterations, improvements, repairs and replacements to the Building or any systems, equipment, machinery or common areas located in, on, under or outside of the Building; and (15) To install blinds and/or window treatments in the Premises in order to maintain conformance with the standards or aesthetics of the Building.

21. ESTOPPEL CERTIFICATE. Tenant shall within five (10) business days after each prior written request from Landlord, execute and deliver in form and substance satisfactory to Landlord, an estoppel letter signed by an officer or partner of Tenant and certifying; the Commencement Date and the Expiration Date; the date to which Net Base Rent and Rent Adjustment has been paid; the amount of Net Base Rent and Rent Adjustment then being paid the amount of any security deposit; that Tenant has accepted the Premises; that this Lease is in full force and effect and has not been modified, amended or assigned (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect); that all improvements have been fully completed; that there are no defaults of Landlord under this Lease nor any existing condition upon which the giving of notice or lapse of time would constitute a default; that Tenant has not received any concession; that there are no offsets to the payment of Rent; that Tenant has received no notice from any insurance company of any defects or inadequacies of the Premises; Tenant has no options or rights other than as set forth in this Lease; or by operation of law and such other matters which Landlord may reasonably request. If the letter is to be delivered to a purchaser or other subsequent owner of the Building, it shall further include the agreement of Tenant to recognize such purchaser or other subsequent owner as Landlord under this Lease and to pay Rent to the purchaser or other subsequent owner or its designee in accordance with the terms of this lease. It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser, mortgagee or ground lessor of all or any portion of the Real Estate. Tenant's failure to deliver such statement within said five (5) day period shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord , that there are no uncured defaults in Landlord's performance, that not more than two (2) months rental has been paid in advance and that all other statements required to be made in the estoppel letter are conclusively made.

22. MORTGAGE BY LANDLORD. This Lease is expressly subject and subordinate at all times to (1) any ground, underlying or operating lease of the Building or the Land now or hereafter existing and all amendments, renewals and modifications to such lease, and (2) the lien of any now existing or hereafter created mortgage or trust deed encumbering fee title to the Building, the Land and/or the leasehold estate under any such ground, underlying or operating lease, and to all advances made or to be made upon the security of such lien. Tenant agrees:

(a) if requested by any mortgagee, trustee or lessor, Tenant shall subordinate its interest in this Lease to any such mortgage, trust deed or lease and will execute such subordination agreement or agreements as may be reasonably required by and said mortgagee, trustee or lessor, and

(b) in the event of any default by Landlord under this Lease which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until (i) it has notified in writing the mortgagee, holder of such trust deed or lessor, as the case may be (if the name and address of such mortgagee, holder or lessor shall have previously been furnished by written notice to Tenant) of such default, and (ii) such mortgagee, holder or lessor, as the case may be, fails within a reasonable time (not to exceed thirty (30) days) after receipt of such notice to cause such default to be cured, and

(c) if any such mortgage or trust deed be foreclosed (or a deed given in lieu of foreclosure), or if any such lease be terminated, upon request of the mortgagee, holder or lessor, as the case may be, Tenant will attorn to the purchaser at foreclosure sale (or grantee of deed in lieu of foreclosure) or the lessor under the lease, as the case may be, and will execute such instruments as may be necessary or appropriate to evidence such attornment.

23. NOTICES. All notices and approvals to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered as follows:

          (a) To Landlord, LaSalle Bank National Association, Successor Trustee to American National Bank and Trust Company of Chicago, As Trustee Under Trust No. 59948, 135 So. LaSalle Street, Suite 2500, Chicago IL 60603.

          (b) Washington Square Capital, 100 Washington Square, Suite 800, Minneapolis, MN 55441-2147, Attn: Ms. Janine Desplinter.

          (c) Liz-Green, Inc., 2101 So. Arlington Heights Road, Arlington Heights, Illinois 60005. Attention: Property Manager or to such other person or persons or at such other address of addresses designated by notice to Tenant.

(d) To Tenant at the location stated in Paragraph 1C until Tenant takes possession of the Premises and then at the Premises.

Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested. Notices shall be considered to have been given upon personal delivery or upon posting in the United States Mails.

24.  MISCELLANEOUS.

A. Binding Effect. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

B. Default Interest. All amounts owing to Landlord under this Lease for which the date of payment is not expressly fixed, shall be paid within thirty (30) days after the date Landlord renders statements of account. Tenant shall pay Landlord interest from the date payment is due until it is made on any Rent owing under this Lease, which is not paid with in ten (thirty (30) of the date it first becomes due and on all other amounts not paid Landlord within thirty
(30) days after they become due, at a rate equal to the sum of three percent (3%), plus the prime rate of interest from time to time announced by LaSalle Bank National Association.

C. Eminent Domain. In the event that all or a substantial part of the Premises or the Building are taken by eminent domain (or by a deed given in lieu of condemnation) so that the Premises cannot be reasonably used by Tenant for the purposes for which they are leased, then either party may terminate this Lease by giving written notice of termination to the other party within thirty (30) days after such taking. In the event of any taking by eminent domain (or deed given in lieu of condemnation) the entire award shall be paid to and retained by Landlord. Subject to the foregoing, Tenant may pursue a separate award against the condemning authority in a separate proceeding for Tenant's loss, if any, to leasehold improvements paid for by Tenant without any credit or allowance from Landlord and for Tenant's moving and relocation expenses.

D. Exhibits. All Exhibits attached to this Lease are made a part of this Lease and incorporated by this reference into this Lease.

E. Entire Agreement. This Lease and the Exhibits and Rider (if any) attached to this Lease set forth all the covenants, promises, assurances, agreements, representations, conditions, warranties, statements and understandings (the "Representations" collectively) between Landlord and Tenant concerning the Premises and the Building, and there are no Representations, either oral or written, between them other than those in this Lease. This Lease supersedes and revokes all previous negotiations, estimates of the initial and/or future amounts of Expenses, Taxes and/or Rent, arrangements, letters of intent, offers to lease, reservations of space, lease proposals, brochures, Representations and information conveyed, whether oral or in writing, between the parties or their respective representatives, agents, brokers, salespersons or any other person purporting to represent Landlord or Tenant. Tenant acknowledges hat it has not been induced to enter into this Lease by any Representations not set forth in this Lease, it has not relied on any such Representations, no such Representation shall be used in the interpretation or construction of this Lease and Landlord shall have no liability for any consequences arising as a result of any such Representations. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless in writing signed by both parties.

F. Signing. The signing of this Lease by tenant and delivery of this Lease to Landlord or its agent does not constitute a reservation of or option for the Premises or an agreement to enter into a Lease and this Lease shall become effective only if and when Landlord signs and delivers same to Tenant; provided, however, the signing and delivery by Tenant of this Lease to Landlord or its agent shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions contained in this Lease, which offer may not be withdrawn or revoked for thirty (30) days after such signing and delivery. If Tenant is a corporation, it shall deliver to Land-lord concurrently with the delivery to Landlord of a signed Lease, certified resolutions of Tenant's directors authorizing the signing and deliver of this Lease and the performance by Tenant of its obligations under this Lease.

G. No accord. No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be considered an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right to possession of the Premises shall reinstate, continue or extend the Term.

H. Broker. Tenant represents to Landlord and the Beneficiary that except for the broker stated in Paragraph 1(0), Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant agrees to indemnify, defend and hold harmless Landlord, the Beneficiary, the Manager and their respective officers, partners and employees, from and against any and all claims, demands, for brokerage commissions or fees arising out of a breach of such representation. Unless otherwise agreed by the parties, Landlord shall be responsible for the payment of all commissions to the broker stated in Paragraph 1(0), based upon the leasing commission policy of Landlord applicable to the Building and in effect as of the date of this Lease.

I. Force Majeure. Landlord shall not be considered in default of any of the terms, covenants and conditions of this Lease on Landlord's part to be performed, if Landlord fails to timely perform same and such failure is due to in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, inability to procure materials, failure of power or reduction or interruption in the furnishing or level of power, water, sewer, gas or any other service or utility to be furnished or provided under this Lease, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, Acts of God, acts caused directly or indirectly by Tenant (or Tenant's agents, employees or invitees) or any other cause beyond the reasonable control of Landlord.

J. Paragraphs. Paragraph captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such Paragraphs.

K. Applicable Law. This Lease shall be construed in accordance with the laws of the State of Illinois.

L. Time. Time is of the essence of this Lease and the performance of all obligations under this Lease.

M. Landlord's Performance. If Tenant fails timely to perform any of its duties under this Lease, Landlord shall have the right (but not the obligation) after the expiration of any applicable notice and cure period, to itself perform such duty on behalf and at the expense of Tenant, without further notice to Tenant, and all sums incurred by Landlord in performing such duty shall be considered additional rent under this Lease and shall be due and payable upon demand by Landlord.

N. Recording. Tenant shall not record this Lease or a memorandum of this Lease in the Office of the Recorder of Deeds of Cook County, Illinois.

O. Severability. If any clause, phrase, provision or portion of this Lease or the application of same to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder of this Lease, nor any other clause, phrase, provision or portion of this Lease, nor shall it affect the application of any clause, phrase, provision or portion of this Lease to other persons or circumstances.

P. Litigation Costs. In the event any litigation is instituted by any party to this Agreement against the other party regarding the construction of any term or to recover any damages resulting from a breach of any term of this Agreement, the prevailing party in any such action shall be entitled to recover from the losing party all of such prevailing party's attorneys' fees and costs associated with such action.

25. EXCULPATION. This Lease is executed by LaSalle Bank National Association, Successor Trustee to American National Bank and Trust Company of Chicago. As Trustee Under Trust No. 59948, not personally but as Trustee as aforesaid, in the exercise of the power and authority conferred upon and vested in it as such Trustee, and under the express direction of the beneficiaries of a certain Trust Agreement dated December 15, 1983, and known as Trust Number 59948 at LaSalle Bank National Association, to all provisions of which Trust Agreement this lease is expressly made subject. It is expressly understood and agreed that nothing contained in this Lease shall be construed as creating any liability whatsoever against said Trustee personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing under this Lease or to perform any covenant, either express or implied, contained in this Lease, or to keep, preserve or sequester any property of said Trust, and that all personal liability of said Trustee of every sort, if any, is hereby expressly waived by Tenant, and by every person now or hereafter claiming any right or security under this Lease; and that so far as the said Trustee is concerned the owner of any indebtedness or liability accruing under this Lease shall look solely to the Premises for the payment of same. It is further understood and agreed that the said Trustee has no agents or employees and merely holds naked legal title to the Real Estate; that said Trustee has no control over and under this Lease, assumes no responsibility for, (1) the management or control of the Real Estate, (2) the upkeep, inspection, maintenance or repair of the Real Estate, (3) the collection of rents, or the rental of the Real Estate, or (4) the conduct of any business which is carried on upon the Real Estate.

IN WITNESS WHEREOF, this Lease is executed as of the day and year aforesaid.

             James S. Brannen, President                          8/30/00
TENANT:   By:---------------------------------------     Date:------------------
             James S. Brannen, President
             Security Associates International, Inc.

LANDLORD: LASALLE BANK NATIONAL ASSOCIATION, SUCCESSOR TRUSTEE TO AMERICAN
          NATIONAL BANK AND TRUST COMPANY OF CHICAGO, NOT PERSONALLY BUT SOLELY AS TRUSTEE UNDER ITS TRUST NO. 59948

             Annette N. Bruscs,V.P.                               9/14/00
          By:---------------------------------------     Date:------------------
             Annette N. Bruscs,V.P.

EXHIBIT "A", TO LEASE DATED AUGUST 12, 2000, BY AND BETWEEN LASALLE NATIONAL ASSOCIATION SUCCESSOR TRUSTEE TO AMERICAN NATIONAL BANK AND TRUST COMPANY UNDER TRUST AGREEMENT KNOWN AS TRUST NO. 59948 AS LANDLORD AND SECURITY ASSOCIATES INTERNATIONAL, INC., AS TENANAT.

                                                                Total
                    Net Base Rent    Tax And Operating        Estimated
                       Actual        Expenses Estimated       Payments
                    -------------    ------------------       ---------
      1/1/2001       18,460.00            14,191.35           32,651.35
      2/1/2001       18,460.00            14,191.35           32,651.35
      3/1/2001       18,460.00            14,191.35           32,651.35
      4/1/2001       18,460.00            14,191.35           32,651.35
      5/1/2001       18,460.00            14,191.35           32,651.35
      6/1/2001       18,460.00            14,191.35           32,651.35
      7/1/2001       18,460.00            14,191.35           32,651.35
      8/1/2001       18,460.00            14,191.35           32,651.35
      9/1/2001       18,460.00            14,191.35           32,651.35
     10/1/2001       18,460.00            14,191.35           32,651.35
     11/1/2001       18,460.00            14,191.35           32,651.35
     12/1/2001       18,460.00            14,191.35           32,651.35
      1/1/2002       19,106.10            14,759.00           33,865.10
      2/1/2002       19,106.10            14,759.00           33,865.10
      3/1/2002       19,106.10            14,759.00           33,865.10
      4/1/2002       19,106.10            14,759.00           33,865.10
      5/1/2002       19,106.10            14,759.00           33,865.10
      6/1/2002       19,106.10            14,759.00           33,865.10
      7/1/2002       19,106.10            14,759.00           33,865.10
      8/1/2002       19,106.10            14,759.00           33,865.10
      9/1/2002       19,106.10            14,759.00           33,865.10
     10/1/2002       19,106.10            14,759.00           33,865.10
     11/1/2002       19,106.10            14,759.00           33,865.10
     12/1/2002       19,106.10            14,759.00           33,865.10
      1/1/2003       19,774.81            15,201.77           34,976.59
      2/1/2003       19,774.81            15,201.77           34,976.59
      3/1/2003       19,774.81            15,201.77           34,976.59
      4/1/2003       19,774.81            15,201.77           34,976.59
      5/1/2003       19,774.81            15,201.77           34,976.59
      6/1/2003       19,774.81            15,201.77           34,976.59
      7/1/2003       19,774.81            15,201.77           34,976.59
      8/1/2003       19,774.81            15,201.77           34,976.59
      9/1/2003       19,774.81            15,201.77           34,976.59
     10/1/2003       19,774.81            15,201.77           34,976.59
     11/1/2003       19,774.81            15,201.77           34,976.59
     12/1/2003       19,774.81            15,201.77           34,976.59
      1/1/2004       20,466.93            15,657.83           36.124.76
      2/1/2004       20,466.93            15,657.83           36.124.76
      3/1/2004       20,466.93            15,657.83           36.124.76
      4/1/2004       20,466.93            15,657.83           36.124.76
      5/1/2004       20,466.93            15,657.83           36.124.76
      6/1/2004       20,466.93            15,657.83           36.124.76
      7/1/2004       20,466.93            15,657.83           36.124.76
      8/1/2004       20,466.93            15,657.83           36.124.76
      9/1/2004       20,466.93            15,657.83           36.124.76
     10/1/2004       20,466.93            15,657.83           36.124.76
     11/1/2004       20,466.93            15,657.83           36.124.76
     12/1/2004       20,466.93            15,657.83           36.124.76
      1/1/2005       21,183.27            16,127.56           37,310.84
      2/1/2005       21,183.27            16,127.56           37,310.84
      3/1/2005       21,183.27            16,127.56           37,310.84
      4/1/2005       21,183.27            16,127.56           37,310.84
      5/1/2005       21,183.27            16,127.56           37,310.84
      6/1/2005       21,183.27            16,127.56           37,310.84
      7/1/2005       21,183.27            16,127.56           37,310.84
      8/1/2005       21,183.27            16,127.56           37,310.84
      9/1/2005       21,183.27            16,127.56           37,310.84
     10/1/2005       21,183.27            16,127.56           37,310.84
     11/1/2005       21,183.27            16,127.56           37,310.84
     12/1/2005       21,183.27            16,127.56           37,310.84

PAGE 2
EXHIBIT "A", TO LEASE DATED AUGUST 12, 2000, BY AND BETWEEN LASALLE NATIONAL ASSOCIATION SUCCESSOR TRUSTEE TO AMERICAN NATIONAL BANK AND TRUST COMPANY UNDER TRUST AGREEMENT KNOWN AS TRUST NO. 59948 AS LANDLORD AND SECURITY ASSOCIATES INTERNATIONAL, INC., AS TENANT.

 1/1/2006      21,924.69      16,611.39      38,536.08
 2/1/2006      21,924.69      16,611.39      38,536.08
 3/1/2006      21,924.69      16,611.39      38,536.08
 4/1/2006      21,924.69      16,611.39      38,536.08
 5/1/2006      21,924.69      16,611.39      38,536.08
 6/1/2006      21,924.69      16,611.39      38,536.08
 7/1/2006      21,924.69      16,611.39      38,536.08
 8/1/2006      21,924.69      16,611.39      38,536.08
 9/1/2006      21,924.69      16,611.39      38,536.08
10/1/2006      21,924.69      16,611.39      38,536.08
11/1/2006      21,924.69      16,611.39      38,536.08
12/1/2006      21,924.69      16,611.39      38,536.08
 1/1/2007      22,692.05      17,275.84      39,967.90
 2/1/2007      22,692.05      17,275.84      39,967.90
 3/1/2007      22,692.05      17,275.84      39,967.90
 4/1/2007      22,692.05      17,275.84      39,967.90
 5/1/2007      22,692.05      17,275.84      39,967.90
 6/1/2007      22,692.05      17,275.84      39,967.90
 7/1/2007      22,692.05      17,275.84      39,967.90
 8/1/2007      22,692.05      17,275.84      39,967.90
 9/1/2007      22,692.05      17,275.84      39,967.90
10/1/2007      22,692.05      17,275.84      39,967.90
11/1/2007      22,692.05      17,275.84      39,967.90
12/1/2007      22,692.05      17,275.84      39,967.90
 1/1/2008      23,486.28      17,794.12      41,280.40
 2/1/2008      23,486.28      17,794.12      41,280.40
 3/1/2008      23,486.28      17,794.12      41,280.40
 4/1/2008      23,486.28      17,794.12      41,280.40
 5/1/2008      23,486.28      17,794.12      41,280.40
 6/1/2008      23,486.28      17,794.12      41,280.40
 7/1/2008      23,486.28      17,794.12      41,280.40
 8/1/2008      23,486.28      17,794.12      41,280.40
 9/1/2008      23,486.28      17,794.12      41,280.40
10/1/2008      23,486.28      17,794.12      41,280.40
11/1/2008      23,486.28      17,794.12      41,280.40
12/1/2008      23,486.28      17,794.12      41,280.40
 1/1/2009      24,308.29      18,327.94      42,636.24
 2/1/2009      24,308.29      18,327.94      42,636.24
 3/1/2009      24,308.29      18,327.94      42,636.24
 4/1/2009      24,308.29      18,327.94      42,636.24
 5/1/2009      24,308.29      18,327.94      42,636.24
 6/1/2009      24,308.29      18,327.94      42,636.24
 7/1/2009      24,308.29      18,327.94      42,636.24
 8/1/2009      24,308.29      18,327.94      42,636.24
 9/1/2009      24,308.29      18,327.94      42,636.24
10/1/2009      24,308.29      18,327.94      42,636.24
11/1/2009      24,308.29      18,327.94      42,636.24
12/1/2009      24,308.29      18,327.94      42,636.24
 1/1/2010      25,159.09      18,877.78      44,036.87
 2/1/2010      25,159.09      18,877.78      44,036.87
 3/1/2010      25,159.09      18,877.78      44,036.87
 4/1/2010      25,159.09      18,877.78      44,036.87
 5/1/2010      25,159.09      18,877.78      44,036.87
 6/1/2010      25,159.09      18,877.78      44,036.87
 7/1/2010      25,159.09      18,877.78      44,036.87
 8/1/2010      25,159.09      18,877.78      44,036.87
 9/1/2010      25,159.09      18,877.78      44,036.87
10/1/2010      25,159.09      18,877.78      44,036.87
11/1/2010      25,159.09      18,877.78      44,036.87
12/1/2010      25,159.09      18,877.78      44,036.87

EXHIBIT "B" TO LEASE DATED AUGUST 12, 2000 BY AND BETWEEN LASALLE BANK NATIONAL ASSOCIATION, SUCCESSOR TRUSTEE TO AMERICAN NATIONAL BANK AND TRUST COMPANY UNDER TRUST NO. 59948 AS LANDLORD AND SECURITY ASSOCIATES INTERNATIONAL INC., AS TENANT.


                        ARLINGTON GREEN EXECUTIVE CENTRE
                             CLEANING SPECIFICATION

             The items of work listed will provided as listed with
                    Saturday, Sunday and holidays excluded.


TENANT AREAS



Dust sweep hard surfaced flooring with specially treated cloths
to insure dust-free floors.                                                       Nightly

Spot damp mop hard surfaced flooring to remove spills, stains
heel marks, etc.                                                                  Nightly

Vacuum carpeted areas and rugs, moving light furniture other than
desks, credenzas, file cabinets, etc.                                             Nightly

Spot clean carpeting to remove soluble spills, spot, stains, etc.:
which safely respond to standard spotting procedures, as needed                   Nightly

Empty and clean wastepaper baskets and waste receptacles, etc., damp wipe as necessary. Separate the recycled trash from the non recycle trash, making sure the recyclable trash has not
been contaminated. Replace plastic liners in the nonrecyclable
trash containers.                                                                 Nightly

Remove waste paper and waste materials to designated area
to outside rubbish dumpster.                                                      Nightly

Dust and wipe clean desk equipment, window sills, desk tops, chairs, filing cabinets, tables, bookcases, shelves, ledges,
and any other furniture or fixtures.                                              Nightly

Clean and sanitize drinking fountains and water coolers.                          Nightly

Clean glass doors and entryway sidelights in entrances
to tenant suites.                                                                 Nightly

Spot clean interior partition glass to remove finger
marks, smudges, etc.                                                              Once per Week

Dust baseboards, chair rails, trim, louvers, moldings
and other "low dust" areas.                                                       Once per Week

Wipe clean and sanitize all telephones with germicidal detergent                  Once per Week

Wash vinyl tile floors.                                                           Once per Week

Dust Venetian blinds and window frames.                                           Once per Month

Wash all windows inside and out.                                                  2 Times per Year



TENANTS LUNCHROOMS/BUILDING VENDING AREA

Render all services as detailed under Tenant Areas with the following additions or modifications:

Wipe clean tops of tables and seats of chairs.                                    Nightly

Wash tile flooring.                                                               Nightly


LOBBIES AND PUBLIC CORRIDORS

Dust sweep hard surfaced flooring with specially treated
cloths to insure dust-free floors.                                                Nightly

Wash tile/terrazzo flooring.                                                      Nightly

Vacuum and spot clean carpeting.                                                  Nightly

Empty and clean waste receptacles, ash trays, etc.: empty and
clean cigarette urns.                                                             Nightly


PAGE 2
CLEANING SPECIFICATION

EXHIBIT "B" TO LEASE DATED AUGUST 12, 2000 BY AND BETWEEN LASALLE BANK NATIONAL ASSOCIATION, SUCCESSOR TRUSTEE TO AMERICAN NATIONAL BANK AND TRUST COMPANY UNDER TRUST NO. 59948 AS LANDLORD AND SECURITY ASSOCIATES INTERNATIONAL INC., AS TENANT.

Dust baseboards, trim, louvers, pictures, charts,
graphs, doors, etc.                                        Nightly

Remove dirt, finger marks, smudges, etc. from doors,
door frames, walls, switch, plates, glass, push plates,
handles, railings, moldings, trim, etc.                     Nightly

Spray-buff tile/terrazzo flooring                           Nightly

Machine strip and refinish resilient tile/terrazzo
flooring                                                    Every 3 Months

Steam clean and deodorize carpeting                         2 Times per Year

Wash all windows inside and out.                            2 Times per Year

PUBLIC WASHROOMS

Sweep and wash flooring with a disinfectant solution.       Nightly

Wash and polish mirrors.                                    Nightly

Dust and wipe clean partitions, tile walls, dispensers,
and doors                                                   Nightly

Fill toilet tissue, soap, towel and sanitary napkin
dispensers to full capacity with supplies as furnished.     Nightly

Empty and clean towel and sanitary disposal receptacles
and remove waste material and refuse to outside rubbish
dumpster.                                                   Nightly

BUILDING SERVICE AREAS

Sweep dumpster area and remove all trash and debris.        Nightly

MISCELLANEOUS

Report to building management any observed building deficiencies, e.g., leaking or inoperable faucets, plugged sinks or toilets, broken fixtures, inoperable lights or switches, loose baseboards, faulty locks, etc.

At the conclusion of all work assignments, lights are to be turned off, doors and windows closed and all locks to receive final check prior to departure, and premises left in near and orderly condition.

SPECIAL REQUEST ITEMS

Shampoo Suite carpeting as requested by Tenant to be invoiced on a per/s.f. rate to Tenant.

Strip, wax, and polish floor tiles as requested by Tenant to be invoiced on a per/s.f. rate to Tenant.

EXHIBIT "C" TO LEASE DATED AUGUST 12, 2000 BY AND BETWEEN LASALLE BANK NATIONAL ASSOCIATION, SUCCESSOR TRUSTEE TO AMERICAN NATIONAL BANK AND TRUST COMPANY UNDER TRUST NO.59948 AS LANDLORD AND SECURITY ASSOCIATES INTERNATIONAL INC, AS TENANT.

                        ARLINGTON GREEN EXECUTIVE CENTRE
                         RULES, REGULATIONS & POLICIES
                                   01/01/2000

GENERAL
No sign, lettering, picture, notice or advertisement shall be placed on any outside or public corridor window or door or in a position to be visible from the public corridor or outside the Building. Tenant shall not in any manner deface or damage any portion of the Building.

Sidewalks, entrances, passages, courts, corridors, halls, and stairways in and about the Building shall not be obstructed nor shall objects be placed against glass partitions, doors or windows which would be unsightly from the Building's corridors or from the exterior of the Building.

No animals, pets, bicycles or other vehicles shall be brought or permitted to be in the Building or the Premises.

Tenant shall not utilize the Premises in any manner, which would overload the standard heating, ventilating or air conditioning systems of the Building or those exclusively servicing the Premises.

Tenant shall keep all electrical and mechanical apparatus free of vibration, noise and airwaves, which may be transmitted, beyond the Premises.

Only machinery or mechanical devices of a nature directly related to Tenant's ordinary use of the Premises shall be installed, placed or used in the Premises and the installation and use of all such machinery and mechanical devices is subject to the other rules contained in the Lease.

Safes, furniture, equipment, machines and other large or bulky articles shall be brought to the Building and into and out of the Premises at such times and in such manner as Landlord shall direct and at Tenant's sole risk and cost, Prior to Tenant's removal of such articles from the Building, Tenant shall obtain written authorization from the Landlord or his representative and shall present such authorization to a designated employee of Landlord.

Except with the prior approval of Landlord, all cleaning, maintenance, repairing, janitorial, decorating, painting or other services and work in and about the Premises shall be done only by authorized Building personnel.

Inflammables such as gasoline, kerosene, naphtha and benzene, or explosives or any other articles of an intrinsically dangerous nature are not permitted in the Building or the Premises.

No locks or similar devices shall be attached to any door except by Landlord and Landlord shall have the right to retain a key to all such locks.

Tenant shall not cook, otherwise prepare or sell any food or beverages in or from the Premises, other than necessary to accommodate Tenant's employees. In no event shall Tenant use, sell or serve, or permit the use, same or service of, any alcoholic beverages in or about the Premises or elsewhere in the Building or on the Land.

Tenant shall not permit objectionable odors or vapors to emanate from the Premises.

To the extent permitted by law, Tenant shall not permit picketing or other union activity involving its employees in the Building, except in those locations and subject to time and other limitations as to which Landlord may give prior written consent.

BUILDING HOURS
The building is open from 6:00 a.m. until 6:00 p.m., Monday - Friday. On Saturday, the West entrance to the building is open from 8:00 a.m. until 2:00 p.m., the Center and East entrances remain locked. Sundays and Holidays all entrance doors remain locked. If you require additional entry times, please check with the management office.

Lighting for the public corridors and common areas is turned on at 6:00 a.m. and shuts down at 11:00 p.m.

BUILDING SECURITY
Building Security depends on you and your employees. Leaving doorstops down, propping doors open, holding a door open for others after hours is an invitation to trouble and is also a security breach.

Entry doors to tenant suites must remain closed at all times.

Lock your suite doors when leaving at night. If a key person in your office is terminated or leaves the company's employment it is a good practice to have the locks changed.

THE MANAGEMENT OFFICE MUST DO ALL LOCK CHANGES.

Those individuals who work after hours should lock the suite doors when they are alone. Any suspicious persons should be reported to the police immediately by phoning 911.

Solicitors are not welcome in our building. If an individual solicits in your office, please contact a member of the management staff promptly.

Room to room canvasses to solicit business from other tenants of the Building is not permitted.

The distribution of literature, flyers, handouts or pamphlets of any type in any of the common areas or to any other part of the Building or in any parking or other common area serving the Building is not allowed.

All washroom doors are locked for the added security of our tenants. Do not open washrooms for others. Guest keys are distributed to each tenant. All suite keys will open the washrooms. Extra washroom keys may be obtained for $25.00 each.

PARKING LOT
The parking lot has two entrances. The main entrance is located off Arlington Heights Road. The secondary entrance is located to the far East end of the building at Tonne Road. The East entrance is closed and chained at 7:00 p.m., Monday - Friday and is reopened at 7:00 a.m. the next morning. This entrance remains closed Saturday, Sunday and holidays.

     - Parking in the Building's lot over night is not permitted. If you have a problem and must leave your vehicle in the lot, you must notify the property manager as follows: an ID tag obtained from the Building Manager must be filled out with all required information including license plate number, vehicle color and make. The ID tag shall hang from the vehicles rear mirror and an extra key to the vehicle must be left with the office manager.
     - One parking space per vehicle. Taking more than one space is prohibited. Park in designated areas only. Note the unloading zones, walkways and handicap parking areas.
     - Reserved parking is designated with signs. Refrain from parking in these areas, unless it has been assigned to you.
     - There is no parking in front of the Dumpster area at any time. Vehicles improperly parked or abandoned will be towed without notice at the owner's expense. $100.00 in cash is required to release a vehicle from the pound.
     - Management and Building Ownership shall be held harmless, relative to any parking violations involving the offender, payment of fines and the towing company.
     -    Parking lot lights go on at dusk and shut off at approximately
          2:00 a.m.

Snow Removal begins after 1.5 inches of snow have fallen. Complete snow removal is impossible until the lot has totally been emptied, usually at the end of the workday. On snow days we ask that vehicles not park along the curb parallel to the Dumpster area, as this is where the snow is piled. In extreme cases a parking ban may be imposed to facilitate snow removal. Extra caution should be used when walking through in the parking lot and sidewalks as it can be slippery and wet. From time to time at management's discretion, certain walks or parking areas may be closed if hazardous.

BUILDING CAMPUS
The building campus was designed for the enjoyment of the tenants. The patio area is located off the main foyer to the South of the building. Outdoor benches are provided.

For the consideration of everyone, placing garbage and smoking materials in the proper containers after use is greatly appreciated.

The pond located at the East end of the campus is for viewing only. Swimming, fishing, ice-skating and sitting along the shoreline is strictly prohibited.

BUILDING CORRIDORS
The building corridors with the geometric skylights, lush greenery an full height glass are very appealing to the eye. The natural setting makes for a very appealing work environment. Plants are cared for twice weekly by a professional service.

At each end of the East and West wings you will find the washrooms, drinking fountains and maintenance sinks. Located on the West End are soda, candy and snack vending machines for your convenience. If money is lost in the machines, refunds may be obtained in the management office.

US MAIL/UPS/EXPRESS MAIL SERVICE
Each tenant receives a designated mailbox and key. Management does not keep duplicates of mailbox keys. US Postal Service delivers mail before noon Monday
- Saturday. A letter drop is located in the box area. Letters may be placed in this box for pick-up by the mail carrier. Immediately outside the buildings center entrance there are also three US Post Office mailboxes. Pick up times are 9:40 a.m., 3:30 p.m., and 5:00 p.m. Monday - Friday. The management will not be responsible for bulk mail left outside by the drop boxes. We suggest large volumes be taken directly to the post office. United Parcel Service delivers packages to the building twice a day. Morning and afternoon. A wide variety of Express mail vendors have their boxes represented outside the main entrance.

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
SUITE DOORS
Suite doors are numbered and registered with the Arlington Heights Fire Department. Do not remove the plaque from the door. In accordance with local fire ordinances at NO time shall suite doors remain open. We ask your cooperation in this matter. Door and directory signs are provided to each tenant upon move in. If your company changes their name, the tenant is responsible for the cost associated with replacing the signs.

SIGNS/DECORATIONS/STICKERS
Signs decorations or stickers of any type are not to be placed on the windows surrounding the suite. This includes all windows facing outside the perimeter of the building and particularly the suite door and interior glass looking out into the public corridors. Live holiday decorations are prohibited by state and local fire codes.

UTILITY CLOSETS
For those suites without a kitchen, utility closets are located on each end of the building. Hot and cold running water is available. Please limit the use of dish washing and coffee making to this area only. Using the washrooms for kitchen facilities is not allowed and violates Board of Health regulations.

BUILDING EVACUATION
Arlington Green offer full fire protection via a hydraulically calculated sprinkler system throughout the building. This system is wired directly to the Arlington Heights Fire Department, in case of emergency. Extensive interior and exterior lighting is provided. Evacuation is accomplished by exiting the nearest door marked over head by an exit sign. All exits will be made from the buildings public corridors and out one of the buildings four exits.

TORNADO EVACUATION
If a tornado watch or warning has been issued your office will be notified. A weather warning systems is located directly across Arlington Heights Road along side the Fire Station. A loud warning signal and/siren will be sounded. As this is an atrium building, interior offices without glass will be the safest location. Washrooms may also be considered a safe location.

CLEANING
Cleaning is provided each evening (M-F) to all suites. If you need boxes removed please use the Bi-Lingual stickers stating "throw away" to mark those boxes. If you have a concern or question about the cleaning in your office, please contact the management. We strongly recommend that eating be limited to a designated area of the office. Please do not let employees eat at their desk area. Each office is required to maintain a high level of cleanliness. Kitchens and break areas should be cleaned prior to departure. The cleaning service does not do dishes or put away food. To avoid insects and the like, we ask that this practice be followed each and every day. For an additional charge, refrigerators may be cleaned on a monthly basis by the cleaning crew. Please contact the building manager to make arrangements for refrigerator cleaning.

MAINTENANCE SERVICE
Our building engineer is here to service your needs Mon.-Fri. from 7:00 a.m. until 12:30 p.m. Light bulb changes, odd jobs, etc. can be completed during those hours. By paging 847/479-1060 and inserting your suite number, the engineer will respond as soon as possible. Work orders will be issued on a time and material basis. All permanent fixtures and fire safety lighting belong to the building. The building engineer will perform maintenance of those items. Tenants are prohibited to change bulbs or maintain emergency lighting. Proper maintenance of the building fixtures is required. Management will order bulbs changed, if it appears that the tenant is neglecting the ownership's property.

The building contracts an exterminator to spray the property once a month. If your office needs spraying please advise the engineer.

RECYCLING AND GARBAGE REMOVAL
Arlington Green has in place a recycling program. 90% of the waste from this building is office paper. Please sort your refuse in two separate containers. Blue containers provided by the building are for ALL types of paper. Including newspaper, magazines, phone books, card board. Each office must have a second container for wet or "kitchen garbage". Cans and bottles maybe recycled in each office if office manager so desires, but is not a part of our program, and must be disposed of by that office. Failure to comply with the efforts to recycle may cause the cleaning crew to leave garbage uncollected.

This building is not equipped to throw away old furniture, large boxes, discarded office equipment and the like. Due to landfill regulations these types of odd discards must be taken to the designated land fill area. There will be a charge for the removal of these items. Please do not take these items out to the Dumpster.

REPAIRS AND REDECORATING OF OFFICES
The building or the building engineer and or their sub contractors shall make all office repairs. If for any reason your office must use an outside contractor to work within your suite, prior notice must be given to the property manager. The vendor must have in place with the management office a current certificate of insurance 48 hours before work begins. Redecorating of offices shall be permitted only with written approval of the building management. All work shall be performed in a professional manner. Office employees shall not be deemed professional and will be excluded from performing repairs or redecorating. Submittal of samples of any and all wall coverings, paint and carpet will be given to management for approval. Management will be given (10) ten working days to approve or disapprove and will then issue tenant its position in writing. Those contractors hired to perform work shall abide by the guidelines above as it relates to Certificates of Insurance, (NO EXCEPTIONS).

TELEPHONE SERVICE AND REPAIR
A 24-hour notice of scheduled work by Ameritech, private phone vendors or computer installers must be given to the management office. As the telephone room is secured, entry must be obtained via a member of management. All


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

vendors must comply with the Insurance requirements above. Vendors are required to submit to the Village of Arlington Heights for any and all necessary permits required to perform the scope of work. A copy of said permit shall be given to the management office and posted in the window of the suite.

HEATING/AIR CONDITIONING
Each office has the ability to set their own thermostat for heating/cooling. Placing any heat generating object or equipment directly under or near a thermostat will cause the instrument to give a false reading. Furnaces and air conditioners are serviced twice yearly for regular maintenance. If you have a problem with your unit, please contact the building engineer. Supplemental heat may be obtained by turning on the heat under the windows. Switches are located along the walls. When using the heat under the windows, the area must be completely clear of furniture, paper or any other objects that may cause a fire. Make it a practice to clear away those areas in the fall before the supplemental heating season begins. Management recommends lock boxes for all offices to insure that the thermostats are kept at the office manager's specifications. The rooftop air conditioning compressors are not designed to operate when the outside temperature falls below (40) forty degrees. Tenants who operate their cooling equipment when this outside temperature exists shall bear the total cost of repairing any damaged mechanical equipment.

REMINDER: Heat loads must always be considered when an office is laid out. Computers, copiers, fax machines, and people give off heat. In as much as each tenant wants to maximize their square footage, over loading a space, will directly impact the efficiency in which a unit can effectively cool an office.

SMOKING
Village code requires this to be a non-smoking building. Smoking is permitted outside the building only. Smoke detectors and sprinklers are placed in the building to detect any smoke and will activate accordingly. Fines may be imposed for any violators. Ashtrays are provided at the East and West entries. Please use them. Smoking is prohibited at the Main (North) entry and the South patio area. Refrain from throwing butts on the ground. Please do not block other tenants entry into the building.

MOVING IN AND OUT OF THE BUILDING
Scheduled moving dates must be prearranged with the building manager. Certificates of Insurance are mandatory. If certificates are not in place and or properly executed, moves will not take place. Insurance must be in place 72 hours prior to the move date and all moving companies contracted must contact the building manager for requirements for set up. Hours for moving are Monday-Friday after 5:00 PM. Additional garbage and boxes are the responsibility of the tenant. A service charge is applicable for any debris left by tenants. Tenants may for a fee, request a Dumpster to be brought on site to dispose of all unwanted debris. Contact building manager for details.

The cost of removing debris, which has been left by tenants moving out, will be deducted from the tenant's security deposit. Over flow debris for new tenants causing an extra pickup by the building's garbage vendor will be charged to tenant via work order.

The tenant shall return to ownership the leased premises in a manner in which it was received when tenant took occupancy. Tenant shall clean the premises prior to vacating. Ownership reserves the right to have their employees clean the suite and charge the vacating tenant when tenants fails to comply with cleaning the leased premises.

New tenants will receive suite keys, recycle bins, various stickers and a mail box assignment.

Departing tenants will meet with management to return various keys, bins and mail box assignments. Items not returned will be deducted from security deposits.

BUILDING MANAGEMENT
On site building management is located in the building. A member of the management staff is available in person or via pager. For emergency after hour service page 847/237-0846 or 847/237-0843. Tenants who page a member of management for emergency response (after business hours) will be charged a minimum $75.00 plus travel time. Each additional hour will be billed at time and a half. Members of management should be paged only after an employee has exhausted all other avenues. Each office manager shall have in place a procedure for his or her employees as it relates to being locked out of the office or building. Every employee should be able to call his or her superior for emergency access to the office. Building management does not have the authority to open offices for employees who have been locked out. Please do not attempt to contact us for this purpose.

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

EXHIBIT "D", TO LEASE DATED AUGUST 12, 2000, BY AND BETWEEN LASALLE NATIONAL ASSOCIATION SUCCESSOR TRUSTEE TO AMERICAN NATIONAL BANK AND TRUST COMPANY UNDER TRUST AGREEMENT KNOWN AS TRUST NO. 59948 AS LANDLORD AND SECURITY ASSOCIATES INTERNATIONAL, INC., AS TENANT.


                                     [Map]

EXHIBIT "E", TO LEASE DATED AUGUST 12, 2000, BY AND BETWEEN LASALLE NATIONAL ASSOCIATION SUCCESSOR TRUSTEE TO AMERICAN NATIONAL BANK AND TRUST COMPANY UNDER TRUST AGREEMENT KNOWN AS TRUST NO. 59948 AS LANDLORD AND SECURITY ASSOCIATES INTERNATIONAL, INC., AS TENANT.


         SCOPE OF WORK FOR SUITE 145.

         A. Suite 145 is to be taken as is.

         SCOPE OF WORK FOR SUITE 150.

         A. Suite 150 is to be taken as is.